UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

________________________

FORM 8-K
 _______________________

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   January 27, 2015

Nuvel Holdings, Inc.
(Exact name of Registrant as Specified in its Charter)

Florida	0-53878	27-1230588
(State or Other Jurisdiction of Incorporation or Organization)	(Commission file number)	(I.R.S. Employer Identification Number)

315 University Avenue
 Los Gatos, California 95030
 (Address of Principal Executive Offices including Zip Code)

(408) 899-5981
 (Registrant’s Telephone Number, including Area Code)

___________________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02     DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS; COMPENSATORY ARRANGEMENT OF CERTAIN OFFICERS.

On January 27, 2015, Mr. Richard Resnick was appointed as the acting Chief Executive Officer of Nuvel Holdings, Inc. (the “Company”).

Rick Resnick, age 49, has served in various capacities for AT&T from 2003 to 2013.  Most recently from 2012 to 2013, Mr. Resnick served as the Senior Vice President of AT&T where he led the National Business Markets organization for AT&T. This premise-based sales force was responsible for selling all products under the AT&T portfolio to over 70,000 clients.  Mr. Resnick served as the Senior Vice President of Global Service Management for AT&T from 2009 to 2012.  From 2006 to 2009 Mr. Resnick served as the Senior Vice President of Global Network Field Operations for AT&T.  From 2003 to 2006 Mr. Resnick served as the President of AT&T Mexico in Mexico City.  Mr. Resnick brings an extensive amount of IT, Networking and Telecommunications industry knowledge to Nuvel. He has had the opportunity of working across a host of disciplines including Enterprise Sales, Network Operations, Customer Care as well as International Operations.  Mr. Resnick graduated from University of California Irvine with a degree in Economics and Management Sciences in 1988.

Prior to his appointment as Acting CEO, Mr. Resnick entered into a consulting agreement (the “Consulting Agreement”) with the Company on March 11, 2014 pursuant to which Mr. Resnick agreed to perform consulting services equivalent to a chief executive officer for compensation of $25,000 per month to be paid bi-weekly on or before the 1st and 15th of every month.  A copy of the Consulting Agreement is filed herewith as Exhibit 10.1. Despite the compensation provisions of the Consulting Agreement, Mr. Resnick, as of the date of this Report, had only received compensation of a total of $45,000 for consulting services he had provided to the Company since March 2014 pursuant to the Consulting Agreement. While performing consulting services pursuant to the Consulting Agreement, Mr. Resnick has led a broad range of restart efforts for the Company, including engaging in financial restructuring of the Company and bridge round of investing, which allowed the company to resume business operations. A new employment agreement in connection with Mr. Resnick’s appointment as Acting CEO is currently being negotiated between the Company and Mr. Resnick.

ITEM 7.01     REGULATION FD DISCLOSURE.

The shareholder update with regard to the Company (the “Shareholder Update”) will be shared with Company shareholders.  A copy of the Shareholder Update is furnished as Exhibit 99.1 to this report.

The information under this Item 7.01 and the Shareholder Update attached to this Form 8-K as Exhibit 10.2 shall be deemed to be "furnished" and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act. The furnishing of the information in this report is not intended to, and does not, constitute a determination or admission by the Company that the information in this report is material or complete, or that investors should consider this information before making an investment decision with respect to any security of the Company.

The Shareholder Update contains forward-looking statements. These forward-looking statements are not historical facts but rather are based on current expectations, estimates and projections. We may use words such as “anticipate,” “expect,” “intend,” “plan,” “believe,” “foresee,” “estimate” and variations of these words and similar expressions to identify forward-looking statements. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and other factors, some of which are beyond our control, are difficult to predict and could cause actual results to differ materially from those expressed or forecasted. These risks and uncertainties include the following:

●           The availability and adequacy of financing to meet our requirements;

●           Whether the transactions described below can close;

●           Economic, competitive, demographic, business and other conditions in our local and regional markets;

●           Changes or developments in laws, regulations or taxes in our industry;

●           Competition in our industry; and

●           Changes in our business strategy, capital improvements or development plans

The Shareholder Update should be read completely and with the understanding that actual future results may be materially different from what we anticipate.  The forward-looking statements included in this report are made as of the date of this Shareholder Update and should be evaluated with consideration of any changes occurring after the date of this Shareholder Update. We will not update forward-looking statements even though our situation may change in the future and we assume no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

ITEM 9.01    FINANCIAL STATEMENTS AND EXHIBITS.

(d)     Exhibits

EXHIBIT INDEX

Exhibit Number	Description

10.1	Consulting Agreement between Nuvel Holdings Inc. and Richard Resnick.

99.1	Shareholder Update

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:   February 27, 2015

NUVEL HOLDINGS, INC.
(Registrant)

By:  /s/   Jay Elliot
Name:    Jay Elliot
Title:      Chief Executive Officer